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                                                                EXHIBIT 23(h)(3)

                           ADMINISTRATION AGREEMENT
                           ------------------------

     THIS ADMINISTRATION AGREEMENT is made as of this   day of _________, 2001,
by and between JULIUS BAER MULTISTOCK FUNDS, a business trust organized under the law of the Commonwealth of Massachusetts (the "Trust"), on behalf of the Julius Baer Swiss Stock Fund (the "Fund"), and DEXIA BANQUE INTERNATIONALE A LUXEMBOURG, a societe anonyme, incorporated under the laws of the Grand Duchy of Luxembourg and having its registered office at 69, route d'Esch, Luxembourg (the "Administrator").

     WHEREAS, the Trust has been established for the purpose of the investment and reinvestment of its assets in certain types of securities and other permitted assets and is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust has entered into that certain Global Hub and SpokeSM Agreement dated [DATE] by and among the Trust, on behalf of the Fund, and the individuals named on the signature page thereof (the "Supervisors") (the "Global Hub and Spoke Agreement"); and

     WHEREAS, the Trust has appointed the Supervisors, among other things, to monitor and oversee in a fiduciary capacity the arrangements that are the subject of the Global Hub and Spoke Agreement (collectively, such arrangements are referred to as the "Global Hub Portfolio") and acknowledges that the Supervisors, in their sole discretion, have entered or intend to enter into one or more other agreements substantively identical in all material respects to the Global Hub and Spoke Agreement with other collective investment entities or investors (such entities or investors together with the Fund are hereinafter referred to as the "Spoke Funds") and/or the trustee, manager, depositor, depositary or sponsor thereof; and

     WHEREAS, the Trust desires the Administrator to provide, and the Administrator is willing to provide, management and administrative services to the Fund and to the other Spoke Funds with respect to their assets invested through the Global Hub Portfolio, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Administrator hereby agree as follows:

     ARTICLE 1.  Retention of the Administrator.  The Trust hereby retains the
                 ------------------------------
Administrator to act as administrator and to perform administrative services as set forth in Article 2 below. The Administrator hereby accepts such employment to perform the duties set forth below.

     The Administrator shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way and shall not be deemed an agent of the Trust.
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     ARTICLE 2.  Administrative Services Relating to the Global Hub Portfolio.
                 ------------------------------------------------------------
The Administrator shall perform or supervise the performance by others of other administrative services with respect to the Fund's participation in the Global Hub Portfolio as set forth below. The Administrator shall provide the Supervisors and the Trust with such reports regarding investment performance as they may reasonably request but shall have no responsibility for supervising the performance by any investment adviser or sub-adviser of its responsibilities.

     The Administrator shall provide the Trust with any information and support reasonably required for regulatory reporting, all necessary office space, equipment, personnel, compensation and facilities for handling the Fund's participation in the Global Hub Portfolio, and such other services as the Administrator shall, from time to time, determine to be necessary to perform its obligations under this Agreement. In addition, at the request of the Board of Trustees of the Trust (the "Trustees") or the Supervisors, the Administrator shall make reports to the Trustees or Supervisors concerning the performance of its obligations hereunder.

     Without limiting the generality of the foregoing, the Administrator shall perform the following in accordance with the Global Hub and Spoke Agreement and such procedures or guidelines as the Trust may communicate to the Administrator from time to time:

          (a) maintain and update a list of Spoke Funds participating in the Global Hub Portfolio;

          (b) calculate and record the value of the assets of the Fund and of other Spoke Funds;

          (c) maintain such books and records in such form and in such place or places as is required of or desired by the Trust;

          (d) identify and record income, liabilities, appreciation and depreciation, gains and losses, any item or items thereof, any other adjustments, and assets in such amounts and format and at such times as the Trust may direct;

          (e) receive corporate action notices from the Custodian and transmit such notices, and the number of such assets to which the notices relate, to the Trust;

          (f) take such actions as may be required for the winding up of the Global Hub Portfolio;

          (g)  calculate performance data; and

          (h) perform all administrative services and functions with respect to the Global Hub Portfolio to the extent administrative services and functions are not provided pursuant to an investment management agreement, distribution

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               agreement, custodian agreement, transfer agent agreement, fund accounting agreement, or other service arrangements.

     The Administrator shall perform such other services for the Trust with respect to the Fund's participation in the Global Hub Portfolio that are mutually agreed upon by the parties from time to time.

     ARTICLE 3.  Allocation of Charges and Expenses.
                 ----------------------------------
     (A)  The Administrator. The Administrator shall furnish at its own expense
          -----------------
the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Administrator shall also provide the items which it is obligated to provide under this Agreement; provided, however, that unless otherwise specifically provided, the Administrator shall not be obligated to pay the compensation of any employee of the Trust retained by the Trustees of the Trust to perform services on behalf of the Trust.

     (B)  The Trust. The Trust assumes and shall pay or cause to be paid all
          ---------
other expenses of the Trust relating to its participation in the Global Hub Portfolio not otherwise allocated herein, in accordance with the provisions of the Global Hub and Spoke Agreement.

     ARTICLE 4.  Compensation of the Administrator.
                 ---------------------------------
     (C)  Administration Fee.  For the services to be rendered, the facilities
          ------------------
furnished, and the expenses assumed by the Administrator pursuant to Article 2 of this Agreement, the Trust shall pay to the Administrator compensation at annual rates specified in Schedule A attached hereto. Such compensation shall be calculated and accrued daily, and paid to the Administrator monthly. The Trust shall also reimburse the Administrator for its reasonable out-of-pocket expenses, including travel and lodging expenses incurred by officers and employees of the Administrator in connection with attendance at Supervisors' meetings.

     If this Agreement becomes effective after the first day of a month or terminates before the last day of a month, the Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above.
Payment of the Administrator's compensation for the preceding month shall be made promptly.

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     (D)  Survival of Compensation Rights. All rights of compensation under this
          -------------------------------
Agreement for services performed as of the termination date shall survive the termination of this Agreement.

     ARTICLE 5.  Limitation of Liability of the Administrator.
                 --------------------------------------------

     (E) The Trust shall indemnify and hold the Administrator harmless against any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from:

          (1) any claim, demand, action or suit brought by any person other than the Trust, including by a shareholder that names the Administrator or its agent and/or the Trust as a party and is not based on and does not result from the Administrator's willful misfeasance, bad faith or negligence or reckless disregard of duties of the Administrator or its agents, and arises out of or in connection with the performance hereunder;

          (2) any claim, demand, action or suit (except to the extent contributed to by the Administrator's willful misfeasance bad faith or negligence or reckless disregard of duties) that results from the negligence of the Trust, or from the Administrator's acting upon any instruction(s) reasonably believed by it to have been executed or communicated by any person duly authorized by the Trust, or as a result of the Administrator's acting in reliance upon advice reasonably believed by the Administrator or its agents to have been given by counsel for the Trust, or as a result of the Administrator's or its agents acting in reliance upon any instrument or certificate reasonably believed by it to have been genuine and signed, countersigned or executed by the proper person.

     (F) The Administrator shall indemnify and hold the Trust harmless against any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit brought by any person other than the Administrator that names the Trust and/or the Administrator as a party and is based upon and arises out of the Administrator's willful misfeasance, bad faith or negligence or reckless disregard of duties in connection with its performance hereunder.

     In the event that either party requests the other to indemnify or hold it harmless hereunder, the party requesting indemnification (the "Indemnified Party") shall inform the other party (the "Indemnifying Party") of the relevant facts known to the Indemnified Party concerning the matter in question. The Indemnified Party shall use reasonable care to identify and promptly to notify the Indemnifying Party concerning any matter that presents, or appears likely to present, a claim for indemnification. The Indemnifying Party shall have the election of defending the Indemnified Party against any claim that may be the subject of indemnification or of holding the Indemnified Party harmless hereunder. In the event the Indemnifying Party so elects, it will so notify the Indemnified Party and thereupon the Indemnifying Party shall take over the defense of the claim and, if so requested by the Indemnifying Party, the Indemnified Party shall incur no further legal or other expenses related thereto for which it shall be entitled to indemnity or to

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being held harmless hereunder; provided, however, that nothing herein shall prevent the Indemnified Party from retaining counsel at its own expense to defend any claim. Except with the Indemnifying Party's prior written consent, the Indemnified Party shall in no event confess any claim or make any compromise in any matter in which the Indemnifying Party will be asked to indemnify or hold the Indemnified Party harmless hereunder.

     ARTICLE 6.  Activities of the Administrator.  The services of the
                 -------------------------------
Administrator rendered to the Trust are not to be deemed to be exclusive. The Administrator is free to render such services to others and to have other businesses and interests. It is understood that directors, officers, employees and Shareholders of the Trust are or may be or become interested in the Administrator, as officers, employees or otherwise and that partners, officers and employees of the Administrator and its counsel are or may be or become similarly interested in the Trust, and that the Administrator may be or become interested in the Trust as a Shareholder or otherwise.

     ARTICLE 7.  Term of this Agreement.  This Agreement shall become effective
                 ----------------------
as of the date written above and shall remain in effect through _________, 2002 ("Initial Term"). Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods ("Rollover Periods"). This Agreement may be terminated without penalty (i) by provision of nonrenewal in the manner set forth below, (ii) by mutual agreement of the parties, or (iii) for "cause," as defined below, upon the provision of sixty (60) days' written notice by the party alleging cause. Written notice of nonrenewal must be provided at least sixty (60) days prior to the end of the Initial Term or any Rollover Period, as the case may be.

     For purposes of this Agreement, "cause" shall mean (a) a material breach of this Agreement that has not been remedied for thirty (30) days following written notice of such breach from the non-breaching party; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (c) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary proceeding under any applicable law of any jurisdiction relating to the bankruptcy, liquidation, or reorganization of debtors or to the modification or alteration of the rights of creditors; (d) any failure on the part of the Trust to collect from the investment adviser any payment or reimbursement that is due and payable by the investment manager to the Trust (including an amount due to the Trust that directly or indirectly represents amounts payable to the Administrator in its capacity as fund administrator to the Trust) within sixty (60) days following the due date; or (e) any failure on the part of the Trust to pay an amount that is due and payable to the Administrator or any of its affiliates under any other agreement to which the Trust is a party within sixty (60) days following the due date. For purposes of this definition of "cause," a material breach shall include, but not be limited to, any failure on the part of the Trust to pay fees due and payable to the Administrator pursuant to Article 5 hereunder within sixty (60) days following the due date.

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     Notwithstanding the foregoing, after such termination for so long as the
Administrator, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due to the Administrator and unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. The Administrator shall be entitled to collect from the Trust, in addition to the compensation described in Schedule A, the amount of all of the Administrator's cash disbursements for services in connection with the Administrator's activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents.

     ARTICLE 8.  Assignment.  This Agreement shall not be assignable by either
                 ----------
party without the written consent of the other party; provided, however, that the Administrator may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder. The Administrator shall not, however, be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that the Administrator shall be responsible, to the extent provided in Article 5 hereof, for all acts of such subcontractor as if such acts were its own. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     ARTICLE 9.  Amendments. This Agreement may be amended at any time by mutual
                 ----------
agreement of the parties hereto, provided that a majority of the Trustees who are not "interested persons" (as defined in Article 11 below) have approved the amendment. The Trust agrees that it will amend this Agreement only with the consent or action of all Spoke Funds whose Account Balances in the aggregate equal more than 50% of the sum of all Account Balances.

     ARTICLE 10. Certain Records. The Administrator shall create and maintain
                 ---------------
all records relating to its activities and obligations under this Agreement in such manner as will meet the requirements of applicable law and regulation relevant to the Fund and Global Hub Portfolio. All such records shall be the property of the Trust and the Supervisors and, unless prohibited by applicable law, shall at all times during the regular business hours of the Administrator be reasonably open for inspection by duly authorized officers, employees or agents of the Trust, the Supervisors and their agents, and employees and agents of any applicable regulatory authority.

     In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Trust and the Supervisors and follow the instructions of the Trust and Supervisors as to permitting or refusing such inspection; provided that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Trust has agreed to indemnify the Administrator against such liability.

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     ARTICLE 11. Definition of "Interested Person". The term "interested
                 --------------------------------
person," when used in this Agreement, shall have the meaning specified in the 1940 Act and the rules and regulation thereunder, subject to such exemption as may be granted by the Securities and Exchange Commission.

     ARTICLE 12. Liability of the Trust.  It is expressly agreed that the
                 ----------------------
obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Fund, as provided in the Master Trust Agreement of the Trust. The execution and delivery of the Agreement have been authorized by the Trustees and the sole shareholder of the Fund shares and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and shareholder nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Trust property of the Fund as provided in its Master Trust Agreement. The obligations of this Agreement shall be binding only upon the assets and property of the Fund and not upon the assets and property of any other sub-trust of the Trust.

     ARTICLE 13. Privacy.  Nonpublic personal financial information relating to
                 -------
consumers or customers of the Trust provided by, or at the   direction of, the
Trust to the Administrator, or collected or retained by the Administrator to perform its duties as administrator of the Trust shall be considered confidential information. The Administrator shall not give, sell or in any way transfer such confidential information to any person or entity except at the direction of the Trust or as required or permitted by law. The Administrator shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers of the Trust. The Trust represents to the Administrator that it has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide the Administrator with a copy of that statement annually.

     ARTICLE 14. Notice.  Any notice required or permitted to be given by either
                 ------
party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the address given below, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

    The Trust:          JULIUS BAER MULTISTOCK TRUST
                        330 Madison Avenue
                        New York, NY  10017
                        Attn:  Secretary


    The Administrator:  DEXIA BANQUE INTERNATIONALE A LUXEMBOURG
                        69, route d'Esch


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                               L-1470 LUXEMBOURG
                                      ----------

     ARTICLE 15. Governing Law.  This Agreement shall be construed in accordance
                 -------------
with the laws of the State of New York, without giving effect to its conflicts of laws provisions.

     ARTICLE 16. Multiple Originals.  This Agreement may be executed in two or
                 ------------------
more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.



                                JULIUS BAER MULTISTOCK TRUST,
                                  on behalf of the Julius Baer Swiss Stock Fund

                                By:_______________________________________

                                Title:____________________________________

                                DEXIA BANQUE INTERNATIONALE A LUXEMBOURG

                                By:_______________________________________

                                Title:____________________________________

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